Exhibit 99.1

First Connecticut Bancorp, Inc. reports second quarter 2014 earnings of $0.15 basic and $0.14 diluted earnings per share driven by a 47% increase in linked quarter earnings

FARMINGTON, Conn., July 24, 2014 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported net income of $2.2 million, or $0.15 basic and $0.14 diluted earnings per share for the quarter ended June 30, 2014 compared to net income of $1.5 million, or $0.10 basic and diluted earnings per share in the linked quarter.  Basic and diluted earnings per share were $0.05 for the second quarter of 2013.

        “We are pleased with our second quarter results which reflect a significant lift in earnings, driven by our core banking activities of taking in deposits and making loans. The strategic investments made in our company over the past several years are beginning to be reflected in our earnings which have increased 47% linked quarter and 167% year over year. We continue to reward shareholders by growing tangible book value and paying dividends,” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

Financial Highlights

•
Net interest income increased $814,000 to $15.6 million in the second quarter of 2014 compared to $14.8 million in the linked quarter and increased $2.7 million or 21% compared to second quarter of 2013.

•	Strong organic loan growth continued during the quarter as total loans increased $76.2 million to $1.9 billion at June 30, 2014 and increased $343.0 million or 21% from a year ago.

•	Noninterest expense to average assets was 2.60% in the second quarter of 2014 compared to 2.63% in the linked quarter and 3.17% in the second quarter of 2013.

•	Tangible book value per share grew to $14.39 compared to $14.22 on a linked quarter basis and $13.81 at June 30, 2013.

•	Checking accounts grew by 3.2% or 1,321 net new accounts in the second quarter of 2014.

•
Asset quality remains stable as loan delinquencies 30 days and greater decreased slightly to 0.78% of total loans at June 30, 2014 compared to 0.80% of total loans at March 31, 2014.  Non-accrual loans represented 0.75% of total loans compared to 0.69% of total loans on a linked quarter basis.

•
During the second quarter of 2014, the Company repurchased 131,296 shares of common stock at an average price per share of $15.49 at a total cost of $2.0 million.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

•
The Company paid a cash dividend of $0.04 per share on June 16, 2014, an increase of $0.01 compared to the linked quarter. This marks the eleventh consecutive quarter the Company has paid a dividend since it became a public company on June 29, 2011.

Second quarter 2014 compared with first quarter 2014

Net interest income

•
Net interest income increased $814,000 to $15.6 million in the second quarter of 2014 compared to the linked quarter due primarily to a $70.6 million increase in the average net loan balance and a 2 basis point increase in the net interest rate spread to 2.88%.

•	Net interest margin increased to 3.01% in the second quarter of 2014 compared to 2.99% in the first quarter of 2014.

•	The cost of interest-bearing liabilities declined to 57 basis points in the second quarter of 2014 compared to 58 basis points in the first quarter of 2014.

Provision for loan losses

•	Provision for loan losses was $410,000 for the second quarter of 2014 compared to $505,000 for the linked quarter.

•	Net charge-offs in the quarter were $128,000 or 0.03% to average loans (annualized) compared to $1.2 million or 0.26% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.92% of total loans at June 30, 2014 compared to 0.94% at March 31, 2014.

Noninterest income

•
Total noninterest income increased $304,000 to $2.1 million in the second quarter of 2014 compared to the linked quarter due to a $195,000 increase in net gain on loans sold and $126,000 increase in fees for customer services.

Noninterest expense

•
Noninterest expense increased $294,000 or 2% to $14.3 million in the second quarter of 2014 compared to the linked quarter as a result of increases in salaries and employee benefits and marketing expenses offset by decreases in occupancy expense and other operating expenses.  Occupancy expenses were up in the first quarter of 2014 due to winter related expenses.

Income tax expense

•	Income tax expense was $776,000 in the second quarter of 2014 compared to $555,000 in the linked quarter.

Second quarter 2014 compared with second quarter 2013

Net interest income

•
Net interest income increased $2.7 million or 21% to $15.6 million compared to $12.9 million in the second quarter of 2013 primarily due to a $312.6 million increase in the average net loan balance despite a 14 basis point decrease in the yield on loans.

•
Net interest margin was 3.01% for both quarters.  Excluding resort and prepayment penalty fee income for both quarters, the net interest margin would have been 2.97% and 2.98% in the second quarters of 2014 and 2013, respectively.

•
The cost of interest-bearing liabilities declined 19 basis points to 57 basis points in the second quarter of 2014 compared to 76 basis points in the second quarter of 2013 due primarily to a 12 basis point decrease in certificate of deposits and a decrease in Federal Home Loan Bank of Boston advance costs due to an increase in short-term advances which carry lower rates.

Provision for loan losses

•	Provision for loan losses was $410,000 for the second quarter of 2014 compared to $256,000 for the prior year quarter.

•	Net charge-offs in the quarter were $128,000 or 0.03% to average loans (annualized) compared to $83,000 or 0.02% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.92% of total loans at June 30, 2014 compared to 1.09% at June 30, 2013.

Noninterest income

•
Total noninterest income decreased $933,000 to $2.1 million compared to the prior year quarter primarily due to a $1.3 million decrease in net gain on loans sold primarily as a result of a decrease in the dollar amount of loans sold, offset by a $220,000 increase in fees for customer services.

Noninterest expense

•	Noninterest expense decreased $301,000 or 2% to $14.3 million in the second quarter of 2014 compared to the prior year quarter.

Income tax expense

•	Income tax expense was $776,000 in the second quarter of 2014 compared to $256,000 in the prior year quarter.

Financial Condition

•	Total assets increased $422.3 million or 23% at June 30, 2014 to $2.3 billion compared to $1.8 billion at June 30, 2013 largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $173.5 million at June 30, 2014 compared to $115.8 million at June 30, 2013, an increase of $57.7 million.

•
Net loans increased $342.4 million at June 30, 2014 to $1.9 billion compared to $1.6 billion at June 30, 2013 due to our continued focus on commercial and residential lending, which combined, increased $356.1 million.

•
Deposits increased $178.5 million at June 30, 2014 to $1.6 billion compared to $1.5 billion at June 30, 2013, due to increases in municipal deposits, noninterest-bearing deposits and de novo branch openings as we continue to develop and grow relationships in the geographical areas we serve.

•
Federal Home Loan Bank of Boston advances increased $239.8 million to $291.0 million at June 30, 2014 compared to $51.3 million at June 30, 2013.  Advances were used to support loan and securities growth.

Asset Quality

•	At June 30, 2014, the allowance for loan losses represented 0.92% of total loans and 122.25% of non-accrual loans, compared to 1.09% of total loans and 122.20% of non-accrual loans at June 30, 2013.

•	Loan delinquencies 30 days and greater decreased to 0.78% of total loans at June 30, 2014 compared to 0.95% of total loans at June 30, 2013.

•	Non-accrual loans represented 0.75% of total loans at June 30, 2014 compared to 0.89% of total loans at June 30, 2013.

•	Net charge-offs in the quarter were $128,000 or 0.03% to average loans (annualized) compared to $83,000 or 0.02% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 14.56% at June 30, 2014.

•	Tangible book value per share grew to $14.39 compared to $14.22 on a linked quarter basis and $13.81 at the quarter ended June 30, 2013.

•
During the second quarter of 2014, the Company repurchased 131,296 shares of common stock at an average price per share of $15.49 at a total cost of $2.0 million.  Repurchased shares will be held as treasury stock and will be available for general corporate purposes.

•
At June 30, 2014, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, July 24, 2014 at 1:00pm Eastern Time to discuss second quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company’s financial performance in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders’ equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company’s capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013
Selected Financial Condition Data:
Total assets	$2,267,709	$2,181,759	$2,110,028	$1,992,517	$1,845,440
Cash and cash equivalents	50,778	44,110	38,799	50,323	36,650
Securities held-to-maturity, at amortized cost	12,715	12,872	12,983	3,002	3,003
Securities available-for-sale, at fair value	160,784	163,232	150,886	120,382	112,801
Federal Home Loan Bank of Boston stock, at cost	17,724	13,137	13,136	8,383	8,383
Loans, net	1,930,502	1,854,497	1,800,987	1,712,507	1,588,080
Deposits	1,630,779	1,634,400	1,513,501	1,550,627	1,452,319
Federal Home Loan Bank of Boston advances	291,000	206,000	259,000	104,000	51,250
Total stockholders' equity	231,269	230,488	232,209	227,864	231,541
Allowance for loan losses	17,912	17,631	18,314	17,678	17,505
Non-accrual loans	14,652	12,974	14,800	13,887	14,325
Impaired loans	41,891	41,782	39,623	42,587	39,159
Loan delinquencies 30 days and greater	15,257	14,882	15,511	15,032	15,191

Selected Operating Data:

Interest income	$17,854	$16,980	$16,697	$15,806	$15,336
Interest expense	2,290	2,230	2,366	2,523	2,449
Net interest income	15,564	14,750	14,331	13,283	12,887
Provision for loan losses	410	505	660	215	256
Net interest income after provision for loan losses	15,154	14,245	13,671	13,068	12,631
Noninterest income	2,066	1,762	2,183	2,182	2,999
Noninterest expense	14,254	13,960	14,398	14,110	14,555
Income before income taxes	2,966	2,047	1,456	1,140	1,075
Income tax expense	776	555	322	275	256

Net income	$2,190	$1,492	$1,134	$865	$819

Performance Ratios (annualized):

Return on average assets	0.40%	0.28%	0.22%	0.18%	0.18%
Return on average equity	3.77%	2.56%	1.96%	1.49%	1.39%
Interest rate spread (1)	2.88%	2.86%	2.80%	2.77%	2.83%
Net interest rate margin (2)	3.01%	2.99%	2.94%	2.94%	3.01%
Non-interest expense to average assets	2.60%	2.63%	2.80%	2.95%	3.17%
Efficiency ratio (3)	80.85%	84.54%	87.19%	91.24%	91.62%
Average interest-earning assets to average
interest-bearing liabilities	128.04%	128.59%	129.64%	130.77%	132.30%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.92%	0.94%	1.01%	1.02%	1.09%
Allowance for loan losses as a percent of
non-accrual loans	122.25%	135.89%	123.74%	127.30%	122.20%
Net charge-offs to average loans (annualized)	0.03%	0.26%	0.01%	0.01%	0.02%
Non-accrual loans as a percent of total loans	0.75%	0.69%	0.81%	0.80%	0.89%
Non-accrual loans as a percent of total assets	0.65%	0.59%	0.70%	0.70%	0.78%
Loan delinquencies 30 days and greater as a
percent of total loans	0.78%	0.80%	0.85%	0.87%	0.95%

Per Share Related Data:

Basic earnings per share	$0.15	$0.10	$0.07	$0.06	$0.05
Diluted earnings per share	$0.14	$0.10	$0.07	$0.06	$0.05
Dividends declared per share	$0.04	$0.03	$0.03	$0.03	$0.03
Tangible book value (4)	$14.39	$14.22	$14.11	$13.88	$13.81
Common stock shares outstanding	16,072,637	16,203,933	16,457,642	16,416,427	16,763,516
(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items.
      See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
      The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended

	June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014		2014	2013	2013	2013
Capital Ratios:

Equity to total assets at end of period	10.20%		10.56%	11.01%	11.44%	12.55%
Average equity to average assets	10.59%		10.99%	11.23%	12.11%	12.84%
Total capital to risk-weighted assets	14.56	% *	15.05%	15.50%	16.13%	17.49%
Tier I capital to risk-weighted assets	13.51	% *	13.97%	14.36%	14.97%	16.26%
Tier I capital to total average assets	10.70	% *	11.02%	11.47%	12.20%	12.93%
Total equity to total average assets	10.54%		10.85%	11.30%	11.90%	12.61%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$749,124		$716,836	$693,046	$674,804	$625,345
Commercial	686,299		677,948	633,764	585,628	533,072
Construction	69,047		69,476	78,191	90,033	80,198
Installment	3,850		4,109	4,516	4,671	5,384
Commercial	277,483		244,075	252,032	213,103	199,328
Collateral	1,480		1,455	1,600	1,819	1,801
Home equity line of credit	156,625		153,619	151,606	147,026	144,548
Demand	-		124	85	-	-
Revolving credit	75		80	94	78	62
Resort	1,068		1,124	1,374	9,849	12,425
Total loans	1,945,051		1,868,846	1,816,308	1,727,011	1,602,163
Less:
Allowance for loan losses	(17,912)		(17,631)	(18,314)	(17,678)	(17,505)
Net deferred loan costs	3,363		3,282	2,993	3,174	3,422
Loans, net	$1,930,502		$1,854,497	$1,800,987	$1,712,507	$1,588,080

Deposits:

Noninterest-bearing demand deposits	$315,916		$303,966	$308,459	$278,275	$275,781
Interest-bearing
NOW accounts	377,570		368,700	285,392	339,350	280,462
Money market	401,694		427,535	387,225	386,682	349,621
Savings accounts	202,970		199,532	193,937	187,040	191,688
Time deposits	332,629		334,667	338,488	359,280	354,767
Total interest-bearing deposits	1,314,863		1,330,434	1,205,042	1,272,352	1,176,538
Total deposits	$1,630,779		$1,634,400	$1,513,501	$1,550,627	$1,452,319

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	June 30	March 31,	December 31,
	2014	2014	2013
(Dollars in thousands)
Assets
Cash and cash equivalents	$50,778	$44,110	$38,799
Securities held-to-maturity, at amortized cost	12,715	12,872	12,983
Securities available-for-sale, at fair value	160,784	163,232	150,886
Loans held for sale	4,576	3,035	3,186
Loans, net	1,930,502	1,854,497	1,800,987
Premises and equipment, net	20,072	20,436	20,619
Federal Home Loan Bank of Boston stock, at cost	17,724	13,137	13,136
Accrued income receivable	5,133	4,973	4,917
Bank-owned life insurance	39,120	38,838	38,556
Deferred income taxes	14,756	14,603	14,884
Prepaid expenses and other assets	11,549	12,026	11,075
Total assets	$2,267,709	$2,181,759	$2,110,028

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,314,863	$1,330,434	$1,205,042
Noninterest-bearing	315,916	303,966	308,459
	1,630,779	1,634,400	1,513,501
Federal Home Loan Bank of Boston advances	291,000	206,000	259,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	55,326	52,893	50,816
Accrued expenses and other liabilities	38,335	36,978	33,502
Total liabilities	2,036,440	1,951,271	1,877,819

Commitments and contingencies	-	-	-

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	177,431	176,602	175,766
Unallocated common stock held by ESOP	(13,218)	(13,485)	(13,747)
Treasury stock, at cost	(28,577)	(26,543)	(22,599)
Retained earnings	99,386	97,830	96,832
Accumulated other comprehensive loss	(3,934)	(4,097)	(4,224)
Total stockholders' equity	231,269	230,488	232,209
Total liabilities and stockholders' equity	$2,267,709	$2,181,759	$2,110,028

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31,	June 30	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2014	2013
Interest income
Interest and fees on loans
Mortgage	$13,875	$13,428	$11,872	$27,303	$23,340
Other	3,573	3,208	3,233	6,781	6,547
Interest and dividends on investments
United States Government and agency obligations	218	189	102	407	241
Other bonds	81	58	59	139	118
Corporate stocks	105	93	64	198	126
Other interest income	2	4	6	6	11
Total interest income	17,854	16,980	15,336	34,834	30,383
Interest expense
Deposits	1,711	1,694	1,827	3,405	3,532
Interest on borrowed funds	368	319	401	687	870
Interest on repo borrowings	179	177	180	356	351
Interest on repurchase liabilities	32	40	41	72	91
Total interest expense	2,290	2,230	2,449	4,520	4,844
Net interest income	15,564	14,750	12,887	30,314	25,539
Provision for loan losses	410	505	256	915	655
Net interest income
after provision for loan losses	15,154	14,245	12,631	29,399	24,884
Noninterest income
Fees for customer services	1,317	1,191	1,097	2,508	2,079
Gain on sale of investments	-	-	36	-	36
Net gain on loans sold	317	122	1,589	439	3,619
Brokerage and insurance fee income	49	44	41	93	73
Bank owned life insurance income	281	282	303	563	712
Other	102	123	(67)	225	128
Total noninterest income	2,066	1,762	2,999	3,828	6,647
Noninterest expense
Salaries and employee benefits	8,638	8,288	8,555	16,926	17,589
Occupancy expense	1,209	1,349	1,126	2,558	2,366
Furniture and equipment expense	1,106	1,018	1,099	2,124	2,117
FDIC assessment	321	328	311	649	602
Marketing	509	378	610	887	1,204
Other operating expenses	2,471	2,599	2,854	5,070	5,376
Total noninterest expense	14,254	13,960	14,555	28,214	29,254
Income before income taxes	2,966	2,047	1,075	5,013	2,277
Income tax expense	776	555	256	1,331	572
Net income	$2,190	$1,492	$819	$3,682	$1,705

Earnings per share:
Basic	$0.15	$0.10	$0.05	$0.24	$0.11
Diluted	0.14	0.10	0.05	0.24	0.11
Weighted average shares outstanding:
Basic	14,601,416	14,820,700	15,240,618	14,710,453	15,587,380
Diluted	14,707,472	14,920,837	15,240,618	14,813,566	15,587,380

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,890,132	$ 17,448	3.70%	$ 1,819,567	$ 16,636	3.71%	$1,577,559	$ 15,105	3.84%
Securities	167,250	355	0.85%	160,663	302	0.76%	115,280	216	0.75%
Federal Home Loan Bank of Boston stock	14,744	49	1.33%	13,136	38	1.17%	8,383	9	0.43%
Federal funds and other earning assets	3,567	2	0.22%	5,858	4	0.28%	14,317	6	0.17%
Total interest-earning assets	2,075,693	17,854	3.45%	1,999,224	16,980	3.44%	1,715,539	15,336	3.59%
Noninterest-earning assets	118,056			125,272			120,888
Total assets	$ 2,193,749			$ 2,124,496			$1,836,427

Interest-bearing liabilities:
NOW accounts	$ 332,597	$ 185	0.22%	$ 352,428	$ 197	0.23%	$ 266,905	$ 151	0.23%
Money market	414,774	754	0.73%	409,161	684	0.68%	354,914	725	0.82%
Savings accounts	204,217	42	0.08%	193,142	55	0.12%	184,307	73	0.16%
Certificates of deposit	335,391	730	0.87%	336,286	758	0.91%	354,381	878	0.99%
Total interest-bearing deposits	1,286,979	1,711	0.53%	1,291,017	1,694	0.53%	1,160,507	1,827	0.63%
Advances from the Federal Home Loan Bank	259,980	368	0.57%	181,522	319	0.71%	68,660	401	2.34%
Repurchase agreement borrowings	21,000	179	3.42%	21,000	177	3.42%	21,000	180	3.44%
Repurchase liabilities	53,159	32	0.24%	61,187	40	0.27%	46,539	41	0.35%
Total interest-bearing liabilities	1,621,118	2,290	0.57%	1,554,726	2,230	0.58%	1,296,706	2,449	0.76%
Noninterest-bearing deposits	303,473			299,620			257,670
Other noninterest-bearing liabilities	36,891			36,625			46,233
Total liabilities	1,961,482			1,890,971			1,600,609
Stockholders' equity	232,267			233,525			235,818
Total liabilities and stockholders' equity	$ 2,193,749			$ 2,124,496			$1,836,427

Net interest income		$ 15,564			$ 14,750			$ 12,887
Net interest rate spread (1)			2.88%			2.86%			2.83%
Net interest-earning assets (2)	$ 454,575			$ 444,498			$ 418,833
Net interest margin (3)			3.01%			2.99%			3.01%
Average interest-earning assets
to average interest-bearing liabilities		128.04%			128.59%			132.30%
(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Six Months Ended June 30,
	2014			2013
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,855,044	$ 34,084	3.71%	$ 1,550,337	$ 29,887	3.89%
Securities	163,975	657	0.81%	120,783	468	0.78%
Federal Home Loan Bank of Boston stock	13,944	87	1.26%	8,595	17	0.40%
Federal funds and other earning assets	3,580	6	0.34%	12,675	11	0.18%
Total interest-earning assets	2,036,543	34,834	3.45%	1,692,390	30,383	3.62%
Noninterest-earning assets	122,770			121,227
Total assets	$ 2,159,313			$ 1,813,617

Interest-bearing liabilities:
NOW accounts	$ 342,458	$ 382	0.22%	$ 250,489	$ 286	0.23%
Money market	411,983	1,438	0.70%	345,486	1,311	0.77%
Savings accounts	198,710	97	0.10%	177,825	158	0.18%
Certificates of deposit	335,836	1,488	0.89%	355,396	1,777	1.01%
Total interest-bearing deposits	1,288,987	3,405	0.53%	1,129,196	3,532	0.63%
Federal Home Loan Bank of Boston advances	220,968	687	0.63%	74,531	870	2.35%
Repurchase agreement borrowings	21,000	356	3.42%	21,000	351	3.37%
Repurchase liabilities	57,151	72	0.25%	51,031	91	0.36%
Total interest-bearing liabilities	1,588,106	4,520	0.57%	1,275,758	4,844	0.77%
Noninterest-bearing deposits	301,557			248,804
Other noninterest-bearing liabilities	36,758			48,979
Total liabilities	1,926,421			1,573,541
Stockholders' equity	232,892			240,076
Total liabilities and stockholders' equity	$ 2,159,313			$ 1,813,617

Net interest income		$ 30,314			$ 25,539
Net interest rate spread (1)			2.88%			2.85%
Net interest-earning assets (2)	$ 448,437			$ 416,632
Net interest margin (3)			3.00%			3.04%
Average interest-earning assets to average
interest-bearing liabilities		128.24%			132.66%
(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2013	2013
Net Income	$2,190	$1,492	$1,134	$865	$819
Adjustments:
Less: Prepayment penalty fees	(185)	-	(144)	-	(20)
Less: Net gain on sales of investments	-	-	-	(304)	(36)
Total core adjustments before taxes	(185)	-	(144)	(304)	(56)
Tax benefit - 34% rate	63	-	49	103	19
Total core adjustments after taxes	(122)	-	(95)	(201)	(37)
Total core net income	$2,068	$1,492	$1,039	$664	$782

Total net interest income	$15,564	$14,750	$14,331	$13,283	$12,887
Less: Prepayment penalty fees	(185)	-	(144)	-	(20)
Total core net interest income	$15,379	$14,750	$14,187	$13,283	$12,867

Total noninterest income	$2,066	$1,762	$2,183	$2,182	$2,999
Less: Net gain on sales of investments	-	-	-	(304)	(36)
Total core noninterest income	$2,066	$1,762	$2,183	$1,878	$2,963

Total noninterest expense	$14,254	$13,960	$14,398	$14,110	$14,555
Total core noninterest expense	$14,254	$13,960	$14,398	$14,110	$14,555

Core earnings per common share, diluted	$0.14	$0.10	$0.07	$0.04	$0.05

Core return on assets (annualized)	0.38%	0.28%	0.20%	0.14%	0.17%
Core return on equity (annualized)	3.56%	2.56%	1.80%	1.14%	1.33%
Efficiency ratio (1)	81.71%	84.54%	87.95%	93.07%	91.95%

Tangible book value (2)	$14.39	$14.22	$14.11	$13.88	$13.81

(1) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(2) Represents ending stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
      The Company does not have goodwill and intangible assets for any of the periods presented.